UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2015

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Effective December 3, 2015, Par Pacific Holdings, Inc. (the “Company”), amended its Code of Business Conduct and Ethics (the “Policy”). The amendment to the Policy is part of the Company’s regular review of its corporate governance policies following the Company’s previously announced name change from Par Petroleum Corporation to Par Pacific Holdings, Inc. The Policy, which was amended to provide that the Audit Committee is accountable for adherence to the Policy, and to make certain administrative and non-substantive updates, applies to all of the Company’s employees, officers, and directors.
This summary is qualified in its entirety by reference to the full text of the revised Code of Business Conduct and Ethics, which can be found on the Company’s corporate website at www.parpacific.com under “Investors — Governance Documents— Code of Business Conduct and Ethics.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: December 4, 2015	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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